UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

EVER-GLORY INTERNATIONAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation or organization)	65-0420146 (I.R.S. employer identification number)
100 N. Barranca Ave. #810 West Covina, California 91791 (Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Name of each exchange on which
Title of each class to be so registered	each class is to be registered
Common Stock, $0.001 par value per share	American Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-151217

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

For a description of the common stock, par value $0.001 per share (the “Common Stock”) of Ever-Glory International Group, Inc., a Florida corporation (the “Registrant”) to be registered hereunder, reference is made to the information set forth under the caption “Description of Securities - Common Stock” in the Registrant’s Registration Statement on Form S-1 (file no. 333-151217), originally filed with the Securities and Exchange Commission on May 28, 2008, as amended, including (i) any amendments or reports filed thereafter for the purpose of updating such description in which there is described the terms, rights and provisions applicable to the Registrant’s Common Stock, and (ii) any prospectus filed in connection therewith pursuant to Rule 424(b) under the Securities Act, as supplemented. Such information shall be deemed to be incorporated by reference into this registration statement on Form 8-A.

Item 2. Exhibits

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the American Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

July 15, 2008	EVER-GLORY INTERNATIONAL GROUP, INC.

	By:	/s/ Yihua Kang
Yihua Kang Chief Executive Officer (Principal Executive Officer)